                                   EXHIBIT 2

           PLAN OF CONVERSION OF FIRST FEDERAL BANK OF IDAHO, F.S.B.
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                      FIRST FEDERAL BANK OF IDAHO, F.S.B.
                                LEWISTON, IDAHO



                                    AMENDED
                              PLAN OF CONVERSION
                       FROM FEDERAL MUTUAL SAVINGS BANK
                        TO STATE CHARTERED SAVINGS BANK
                      AND FORMATION OF A HOLDING COMPANY

                      FIRST FEDERAL BANK OF IDAHO, F.S.B.
                                LEWISTON, IDAHO

                                    AMENDED
                              PLAN OF CONVERSION
                       FROM FEDERAL MUTUAL SAVINGS BANK
                        TO STATE CHARTERED SAVINGS BANK
                      AND FORMATION OF A HOLDING COMPANY


                                 INTRODUCTION
                                 ------------

I.   General
     -------

     It is the desire of the Board of Directors to attract new capital to First Federal Bank of Idaho, F.S.B. ("Savings Bank") to increase its net worth, to support future savings growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion by the Savings Bank. In addition, the Board of Directors intends to implement stock option plans and other stock benefit plans as part of the Conversion in order to attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Savings Bank as a Washington chartered savings bank in order to preserve its operating flexibility and its ability to provide a wide range of banking products and services to its community. It is the further desire of the Board of Directors to reorganize the Savings Bank as the wholly owned subsidiary of a holding company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Savings Bank to compete more effectively with other financial service organizations. Accordingly, on March 12, 1997, the Board of Directors of the Savings Bank, after careful study and consideration, adopted by unanimous vote this amended Plan of Conversion ("Plan") that they adopted on January 8, 1997, which provides for (i) the conversion of the Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank ("Converted Savings Bank"), (ii) the concurrent formation of a holding company for the Converted Savings Bank ("Holding Company"), and (iii) the subsequent relocation of the Converted Savings Bank's main office from Lewiston, Idaho to Clarkston, Washington and conversion of the Converted Savings Bank from a federally chartered stock savings bank to a Washington chartered savings bank ("Converted Bank"). The conversion of the Savings Bank to the Converted Savings Bank, the acquisition of control of the Converted Savings Bank by the Holding Company and the issuance of stock by the Holding Company as provided herein, are collectively referred to herein as the "Stock Conversion." The relocation of the Converted Savings Bank's main office and the conversion of the Converted Savings Bank to the Converted Bank are referred to herein as the "Charter Conversion." The Stock Conversion and the Charter Conversion are referred to herein collectively as the "Conversion."

     All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

     Pursuant to the Plan, shares of Conversion Stock in the Holding Company will be offered as part of the Stock Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first to the Savings Bank's Eligible Account Holders, second to the Tax-Qualified Employee Stock Benefit Plans, third to Supplemental Eligible Account Holders, and fourth to Other Members of the Savings Bank. Shares not subscribed for in the Subscription Offering will be offered as part of the Stock Conversion to the general public in a Direct Community Offering. Shares remaining will then be offered to the general public in an underwritten public offering or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Savings Bank and will reflect the estimated pro forma market value of the Converted Bank, as a subsidiary of the Holding Company.

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     As soon as practicable following consummation of the Stock Conversion, the
Holding Company, as the sole stockholder of the Converted Savings Bank, shall approve the Charter Conversion, and the Converted Savings Bank shall take such actions as may be necessary to consummate the Charter Conversion.

     The Stock Conversion is subject to regulations of the Director of the OTS of the United States Department of the Treasury pursuant to Section 5(i) of the Home Owners' Loan Act; Part 563b of the Rules and Regulations Applicable to All Savings Associations.

     Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the OTS and by the affirmative vote of Members of the Savings Bank holding not less than a majority of the total votes eligible to be cast at a special meeting of the Members to be called to consider the Conversion. Consummation of the Charter Conversion requires approval of the Washington Department of Financial Institution, Division of Banks. Continued ownership of the Converted Bank by the Holding Company requires approval of the Federal Reserve Board.

     No change will be made in the Board of Directors or management of the Savings Bank as a result of the Stock Conversion. In connection with the Charter Conversion, the Chief Executive Officer and the Chief Financial Officer will become directors of the Converted Bank.

II.  Definitions
     -----------

     As used in this Plan, the terms set forth below have the following meanings:

     A.   Acting in Concert:  (1) Knowing participation in a joint activity or
          -----------------
interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined by 12 C.F.R.
(S)563b.2(a)(26)) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     B.   Associate:  When used to indicate a relationship with any Person,
          ---------
means (l) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and (3) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Savings Bank, any of its subsidiaries, or the Holding Company.

     C.   Capital Stock:  Any and all authorized stock in the Savings Bank, as
          -------------
converted.

     D.   Charter Conversion:  The conversion of the Converted Savings Bank from
          ------------------
a federally chartered capital stock savings bank to a Washington chartered savings bank.

     E.   Common Stock:  Any and all authorized common stock in the Holding
          ------------
Company subsequent to the Conversion.

     F.   Conversion:  Except as provided in Paragraph III.F herein, the term
          ----------
"Conversion" means the Stock Conversion and the Charter Conversion.

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     G.   Conversion Stock:  Holding Company stock to be issued and sold by the
          ----------------
Holding Company pursuant to the Plan.

     H.   Converted Savings Bank:  First Federal Bank of Idaho, F.S.B., in its
          ----------------------
form as a federally chartered capital stock savings bank resulting from the conversion of the Savings Bank to the stock form of organization in connection with the Stock Conversion.

     I.   Converted Bank:  The Washington chartered savings bank resulting from
          --------------
the Charter Conversion.

     J.   Direct Community Offering:  The offering for sale of Conversion Stock
          -------------------------
to the public.

     K.   Director:  The Director of the Washington Department of Financial
          --------
Institutions, Division of Banks.

     L    Director Conversion Application:  The application submitted to the
          -------------------------------
Director for the approval of the Charter Conversion.

     M.   Eligibility Record Date:  December 31, 1995.
          -----------------------

     N.   Eligible Account Holder:  Holder of a Qualifying Deposit in the
          -----------------------
Savings Bank on the Eligibility Record Date.

     O.   FDIC:  Federal Deposit Insurance Corporation.
          ----

     P.   Federal Reserve Board:  The Board of Governors of the Federal Reserve
          ---------------------
System.

     Q.   Form AC Application:  The application submitted to the OTS for
          -------------------
approval of the Stock Conversion.

     R.   H-(e)1 Application:  The application submitted to the OTS on OTS Form
          ------------------
H-(e)1 or Form H-(e)1-S, if applicable, for approval of the Holding Company's acquisition of all of the Capital Stock.

     S.   Holding Company:  A corporation to be formed by the Savings Bank under
          ---------------
state law for the purpose of becoming a holding company through the issuance and sale of its stock under the Plan, and concurrent acquisition of 100% of the common stock of the Converted Savings Bank to be issued pursuant to the Plan.

     T.   Holding Company Stock:  Any and all authorized stock of the Holding
          ---------------------
Company.

     U.   Local Community:  Each county in which the Savings Bank has a home or
          ---------------
branch office.

     V.   Market Maker:  A dealer (i.e., any Person who engages directly or
          ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (l) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (2) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     W.   Members:  All Persons or entities who qualify as members of the
          -------
Savings Bank pursuant to its Charter and Bylaws prior to the Conversion.

     X.   Officer:  An executive officer of the Savings Bank, which includes the
          -------
Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

     Y.   Order Forms:  Forms to be used for the purchase of Conversion Stock
          -----------
sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering pursuant to the Plan.

     Z.   Other Member:  Holder of a Savings Account (other than Eligible
          ------------
Account Holders and Supplemental Eligible Account Holders) and borrowers from the Savings Bank as of the Record Date.

     AA.  OTS:  Office of Thrift Supervision of the United States Department of
          ---
the Treasury.

     BB.  OTS Charter Conversion Application:  The application submitted to the
          ----------------------------------
OTS for approval of the Charter Conversion.

     CC.  Person:  An individual, corporation, partnership, association, joint
          ------
stock company, trust, unincorporated organization or a government or any political subdivision thereof.

     DD.  Plan:  This Plan of Conversion, which provides for the conversion of
          ----
the Savings Bank from a federally chartered mutual savings bank to a federally chartered capital stock savings bank (i.e., the Converted Savings Bank), the concurrent formation of a holding company for the Converted Savings Bank, and the subsequent conversion of the Converted Savings Bank from a federally chartered capital stock savings bank to a Washington chartered savings bank (i.e., the Converted Bank).

     EE.  Qualifying Deposit:  The deposit balance in any Savings Account as
          ------------------
of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a deposit balance of less than $50 shall constitute a Qualifying Deposit.

     FF.  Record Date:  Date which determines which Members are entitled to
          -----------
vote at the Special Meeting.

     GG.  Registration Statement:  The registration statement on Form SB-2 or
          ----------------------
other applicable forms filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

     HH.  Savings Account(s):  Withdrawable deposit(s) in the Savings Bank,
          ------------------
Converted Savings Bank or Converted Bank, as applicable, including certificates of deposit.

     II.  Savings Bank:  First Federal Bank of Idaho, F.S.B., in its present
          ------------
form as a federally chartered mutual savings bank.

     JJ.  SEC:  Securities and Exchange Commission.
          ---

     KK.  Special Meeting:  The special meeting of Members called for the
          ---------------
purpose of considering the Plan for approval.

     LL.  Stock Conversion:  The conversion of the Savings Bank from a federally
          ----------------
chartered mutual savings bank to a federally chartered capital stock savings bank through amendment of the Savings Bank's federal Charter and Bylaws, the issuance and sale to the Holding Company of all the Capital Stock issued by the Converted Savings Bank in connection therewith, and the issuance by the Holding Company of the Conversion Stock, all in accordance with the Plan.

     MM.  Subscription Offering:  The offering of Conversion Stock to Eligible
          ---------------------
Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     NN.  Subscription Rights:  Nontransferable, nonnegotiable, personal rights
          -------------------
of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

     OO.  Supplemental Eligibility Record Date:  The last day of the calendar
          ------------------------------------
quarter preceding the approval of the Plan by the OTS.

     PP.  Supplemental Eligible Account Holder:  Holder of a Qualifying Deposit
          ------------------------------------
in the Savings Bank (other than an Officer or director or their Associates) on the Supplemental Eligibility Record Date.

     QQ.  Tax Qualified Employee Stock Benefit Plan: Any defined benefit plan or
          -----------------------------------------
defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

     RR.  Voting Record Date: The date fixed by the Board of Directors of the
          ------------------
Savings Bank for determining eligibility to vote at the Special Meeting.

     SS.  Y-3 Application:  The application submitted to the Federal Reserve
          ---------------
Board on Federal Reserve Board Form FR Y-3 for approval for the Holding Company to maintain control of the Converted Bank.

III. Steps Prior to Submission of the Plan to the Members for Approval
     -----------------------------------------------------------------

     Prior to submission of the Plan to the Members for approval, the Savings Bank must receive approval from the OTS of the Form AC Application. Prior to such regulatory approval:

     A. The Board of Directors shall adopt the Plan by a vote of not less than two-thirds of its entire membership.

     B. The Savings Bank shall notify the Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Savings Bank maintains an office.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan as adopted by the Board of Directors shall be made available for inspection at each office of the Savings Bank.

     E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. As soon as practicable following the adoption of this Plan, the Savings Bank shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)1 Application. Upon receipt of notification from the OTS that the Form AC Application is properly executed and not materially incomplete, the Savings Bank shall publish notice of the filing of the Form AC Application in a newspaper having a general circulation in each community in which the Savings Bank maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the H-(e)1 Application and by the regulations and policies of the OTS.

     G. Also, as soon as practicable following the adoption of this Plan, the Savings Bank shall file the Director Conversion Application and the OTS Charter Conversion Application and the Holding Company shall file a draft Y-3 Application. Upon receipt of review of the draft Y-3 Application, the Holding Company shall file the final Y-3 Application. The Savings Bank and the Holding Company shall publish such notices as may be required in connection with the Y-3 Application, the Director Conversion Application and the OTS Charter Conversion Application.

     H. The Board of Directors of the Savings Bank may, at any time, elect not to proceed with the Charter Conversion, in which event the Director Conversion Application, the OTS Charter Conversion Application and the Y-3 Application shall be withdrawn. In the event the Charter Conversion is not pursued, any references in this Plan to the Conversion shall be deemed to constitute references to the Stock Conversion and references to the Converted Bank shall be deemed to constitute references to the Converted Savings Bank.

     I. The Savings Bank shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Stock Conversion will not result in any gain or loss for federal income tax purposes to the Savings Bank or its Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members
     ------------------

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Savings Bank's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Savings Bank shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation (the "Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph V below. The Savings Bank shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Members.

     By voting in favor of the adoption of the Plan and the Conversion, the Members will be voting in favor of (i) the Stock Conversion and the adoption by the Savings Bank of the Federal Stock Charter and Bylaws and (ii) the subsequent Charter Conversion and the adoption by the Converted Savings Bank of the Converted Bank articles of incorporation and bylaws.

V.   Summary Proxy Statement
     -----------------------

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which the supple mental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.    Offering Documents
       ------------------

       The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders (if applicable) and Other Members to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

       Prior to commencement of the Subscription Offering and the Direct Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

VII.   Combined Subscription and Community Offering
       --------------------------------------------

       Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII.  Consummation of the Conversion
       ------------------------------

       A.   Consummation of the Stock Conversion
            ------------------------------------

       After receipt of all orders for Conversion Stock, and concurrently with the execution thereof, the amendment of the Savings Bank's federal mutual Charter and Bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal capital stock savings bank will be declared effective by the OTS, the amended Charter and Bylaws approved by the Members will become effective, and the Savings Bank will thereby be and become the Converted Savings Bank. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Savings Bank will become a wholly owned subsidiary of the Holding Company. The Converted Savings Bank will issue to the Holding Company 1,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Savings Bank in the Conversion, and the Holding Company will make payment to the Converted Savings Bank of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be authorized or required by the OTS.

       B.   Consummation of the Charter Conversion
            --------------------------------------

       The Charter Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable statutes and regulations and the policies of the Director and the OTS to complete the conversion of the Converted Savings Bank to a Washington chartered savings bank, including without limitation the approval of the Charter Conversion by the Holding Company as the sole stockholder of the Converted

Savings Bank, and the Converted Savings Bank will thereby be and become the Converted Bank. The Charter Conversion shall be consummated as soon as practicable following the consummation of the Stock Conversion.

IX.    Stock Offering
       --------------

       A.   Number of Shares
            ----------------

       The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the offering.

       B.   Independent Evaluation and Purchase Price of Shares
            ---------------------------------------------------

       All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Savings Bank and the Board of Directors of the Holding Company immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Bank at such time. The estimated pro forma market value of the Converted Bank shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Directors of the Savings Bank. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

       C.   Method of Offering Shares
            -------------------------

       Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500. The priorities established for the purchase of shares are as follows:

            1.   Category 1:  Eligible Account Holders
                 -------------------------------------

                 a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (round ed down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock remaining after that allocation shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions remain unsatisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

                 b. Subscription Rights received by Officers and directors of the Savings Bank and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

            2.   Category 2: Tax-Qualified Employee Stock Benefit Plans
                 ------------------------------------------------------

                 a. Tax-Qualified Employee Stock Benefit Plans of the Savings Bank shall receive, without payment, non-transferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans of the Savings Bank shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Savings Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Savings Bank to fail to meet any applicable capital requirements.

            3.   Category 3:  Supplemental Eligible Account Holders
                 --------------------------------------------------

                 a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

                 b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

                 c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

                 d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock remaining after that allocation shall be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Supplemental Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions remain unsatisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

            4.   Category 4:  Other Members
                 --------------------------

                 a. Other Members shall receive Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

                     (1) Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                     (2) In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members so as to permit each remaining subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares remaining after that allocation will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the number of votes of a subscribing Other Member on the Voting Record Date bears to the total votes on the Voting Record Date of all subscribing Other Members. If the amount so allocated exceeds the amount subscribed for by any one or more remaining Other Members, the excess shall be reallocated (one or more times as necessary) among those remaining Other Members whose subscriptions remain unsatisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

     D.     Direct Community Offering and Syndicated Community Offering
            -----------------------------------------------------------

            1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the

     Subscription Offering, unless extended with the approval of the OTS. No Person may purchase in the Direct Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $125,000. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such prospective purchaser, if possible. Thereafter, unallocated shares shall be allocated among the prospective purchasers whose orders remain unsatisfied after the procedure described in the immediately preceding sentence until such orders have been filled or the remaining shares have been allocated. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

          2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

          3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons and trusts of natural Persons residing in the Local Community.

          4. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Savings Bank and the Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering shares of Conversion Stock with an aggregate purchase price that exceeds $125,000. The Savings Bank and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the OTS.

          5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

          6. In the event a Direct Community Offering or Syndicated Community Offering appears not feasible, the Savings Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Savings Bank may terminate the Conversion with the concurrence of the OTS.

     E.   Limitations Upon Purchases
          --------------------------

     The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

          1. Purchases of shares of Conversion Stock in the Conversion, including purchases in the Direct Community Offering and the Syndicated Community Offering, by any Person shall not exceed an aggregate purchase price of $125,000, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued in the Conversion and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          2. Officers and directors and Associates thereof may not purchase in the aggregate more than 33% of the shares issued in the Conversion.

          3. The Savings Bank's and Holding Company's Boards of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

          4. Purchases of shares of Conversion Stock by a Person, together with Associates of or Persons Acting in Concert with such Person, shall not exceed an aggregate purchase price of $250,000, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

          5. The Savings Bank's Board of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Savings Bank or the Holding Company, as the case may be, increases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Savings Bank or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Savings Bank or the Holding Company, as the case may be, resolicit certain other large subscribers. If the Savings Bank or the Holding Company, as the case may be, decreases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Persons. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     F.   Restrictions On and Other Characteristics of the Conversion Stock
          -----------------------------------------------------------------

          1.  Transferability.  Conversion Stock purchased by Officers and
              ---------------
     directors of the Savings Bank and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

          The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

          "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

          In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company's Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

          2.  Subsequent Purchases by Officers and Directors.  Without prior
              ----------------------------------------------
     approval of the OTS, if applicable, Officers and directors of the Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

          3.  Repurchase and Dividend Rights.  Pursuant to present regulations,
              ------------------------------
     the Holding Company may not, for a period of three years from the date of Conversion, repurchase Holding Company Stock from any Person, with the exception of (i) a repurchase on a pro rata basis pursuant to an offer approved by the OTS and made to all stockholders, (ii) the repurchase of qualifying shares of a director or (iii) a purchase in the open market by a Tax-Qualified Employee Stock Benefit Plan or a non-Tax-Qualified Employee Stock Benefit Plan of the Converted Bank or the Holding Company in an amount reasonable and appropriate to fund the plan. Repurchases during the first year following the consummation of the Conversion are generally prohibited unless "exceptional circumstances" are deemed to exist by the OTS. However, upon 10 days' written notification to the District Director and to the Chief Counsel, Corporate and Securities Division of the OTS, if the District Director does not object, the Holding Company may make open market repurchases of outstanding Holding Company Stock during the second and third years following the consummation of the Conversion, provided that
     (i) no more than 5% of the outstanding Holding Company Stock is to be purchased during any twelve-month period, (ii) the Converted Savings Bank's ratio of regulatory capital to total liabilities would not be reduced below 6%, and (iii) the repurchases would not adversely affect the financial condition of the Converted Savings Bank. These restrictions and limitations upon repurchases shall not apply following consummation of the Charter Conversion as set forth in Paragraph VIII.B. herein unless the OTS approval of the Charter Conversion otherwise requires.

          Present regulations also provide that the Converted Savings Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Savings Bank below the amount required for the Liquidation Account. Further, any dividend declared or paid on, or repurchase of, the Capital Stock shall be in compliance with the rules and regulations of the OTS, or other applicable regulations. The above limitations shall not preclude payment of dividends on, or repurchases of, Capital Stock in the event applicable federal regulatory limitations are liberalized subsequent to the Conversion. Further, such restrictions and limitations upon repurchases of Capital Stock and upon the declaration and payment of cash dividends thereon shall not apply following consummation of the Charter Conversion as set forth in Paragraph VIII.B. herein unless the OTS approval of the Charter Conversion otherwise requires.

          4.  Voting Rights.  After the Stock Conversion, holders of Savings
              -------------
     Accounts in and obligors on loans of the Savings Bank will not have voting rights in the Converted Savings Bank. After the Charter Conversion, holders of Savings Accounts in and obligors on loans of the Converted Bank will not have voting rights in the Converted Bank. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Conversion Stock; holders of Savings Accounts in and obligors on loans of the Converted Savings Bank and the Converted Bank will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Savings Bank's and Converted Bank's Capital Stock.

     G.  Mailing of Offering Materials and Collation of Subscriptions
         ------------------------------------------------------------

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     H.   Method of Payment
          -----------------

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account in the Savings Bank such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account. The Holding Company shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account, the funds shall remain in the subscriber's Savings Account and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

     I.  Undelivered, Defective or Late Order Forms; Insufficient Payment
         ----------------------------------------------------------------

     If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or the Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or the Savings Bank, or is returned to the Holding Company or the Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or the Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or the Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and the Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     J.  Members in Non-Qualified States or in Foreign Countries
         -------------------------------------------------------

     The Holding Company shall make reasonable efforts to comply with the securities laws of all states of the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to the Plan reside. However, no such Person shall be offered or receive any such shares under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock reside in such state; (b) the granting of Subscription Rights or offer or sale of shares of Conversion Stock to such Persons would require the Holding Company to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impractical for reasons of cost or otherwise.

X.   Federal Stock Charter and Bylaws and Bank Articles of Incorporation and
     -----------------------------------------------------------------------
Bylaws
------

     As part of the Stock Conversion, an amended federal stock Charter and Bylaws will be adopted to authorize the Converted Savings Bank to operate as a federal capital stock savings bank. By approving the Plan, the Members of the Savings Bank will thereby approve the amended federal stock Charter and Bylaws. Prior to completion of the Conversion, the proposed federal stock Charter and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the adoption of the federal stock Charter and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Stock Conversion.

     As part of the Charter Conversion, articles of incorporation and bylaws for the bank will be adopted to allow the Converted Bank to operate as a Washington chartered savings bank. By approving the Plan, the Members of the Savings Bank will thereby approve such articles of incorporation and bylaws. Prior to completion of the Charter Conversion, the articles of incorporation and bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII below. The effective date of the articles of incorporation and bylaws of the Converted Bank shall be the date of the consummation of the Charter Conversion.

XI.    Post Conversion Filing and Market Making
       ----------------------------------------

       In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

       The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through the Nasdaq Stock Market or on a national or regional securities exchange.

XII.   Status of Savings Accounts and Loans Subsequent to Conversion
       -------------------------------------------------------------

       All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account or accounts after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account or accounts prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII.  Liquidation Account
       -------------------

       After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

       The liquidation account shall be maintained by the Converted Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

       The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

       If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

       In the event of a complete liquidation of the Converted Savings Bank each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

       The Charter Conversion shall not be deemed to be a complete liquidation of the Converted Savings Bank for purposes of the distribution of the Liquidation Account. Upon consummation of the Charter Conversion, the Liquidation Account, and all rights and obligations of the Converted Savings Bank in connection therewith, shall be assumed by the Converted Bank.

XIV.   Regulatory Restrictions on Acquisition of Holding Company
       ---------------------------------------------------------

       A. Present OTS regulations provide that for a period of three years following completion of the Conversion, no Person (i.e, individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

       Upon consummation of the Charter Conversion, no Person (i.e., an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of Holding Company Stock without the prior approval of the Federal Reserve Board.

       B. The Holding Company may provide in its articles of incorporation a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV.    Directors and Officers of the Converted Savings Bank
       ----------------------------------------------------

       The Conversion is not intended to result in any change in the directors or Officers. Each Person serving as a director of the Savings Bank at the time of Conversion shall continue to serve as a member of the Converted Savings Bank's Board of Directors, subject to the Converted Savings Bank's charter and bylaws. The Persons serving

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

as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Converted Savings Bank. In connection with the Conversion, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVI.   Executive Compensation
       ----------------------

       The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVII.  Amendment or Termination of Plan
       --------------------------------

       If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

       In the event that mandatory new regulations pertaining to conversions are adopted by the OTS, the Federal Reserve Board or the Director prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members.

       By adoption of the Plan, the Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVIII. Expenses of the Conversion
       --------------------------

       The Holding Company and the Savings Bank shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX.   Contributions to Tax-Qualified Plans
       ------------------------------------

       The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank to fail to meet its regulatory capital requirements.

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